EXHIBIT 99.2

Inuvo, Inc. Q2 2025 August 7, 2025

Operator Comments:

Good afternoon, and welcome to INUVO’s Second Quarter 2025 Conference Call. Today’s conference is being recorded. Ms. Katie Cooper of Inuvo, please go ahead.

Katie Cooper (Inuvo Investor Relations) Comments:

Thank you, operator, and good morning.

I’d like to thank everyone for joining us today for the INUVO second quarter 2025 shareholder update call. Today, INUVO’s Chief Executive Officer Richard Howe and Chief Financial Officer Wally Ruiz will be your presenters on the call.

We would also like to remind our shareholders that we plan to file our 10-Q with the Securities and Exchange Commission this evening.

Before we begin, I’m going to review the Company’s Safe Harbor statement. The statements in this conference call that are not descriptions of historical facts, are forward-looking statements relating to future events and, as such, all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. When used in this call, the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project, and similar expressions as they relate to INUVO, Inc., are, as such, a forward-looking statement.

Investors are cautioned that all forward-looking statements involve risks and uncertainties which may cause actual results to differ from those anticipated by INUVO at this time. In addition, other risks are more fully described in INUVO's public filings with the US Securities and Exchange Commission, which can be reviewed at www.sec.gov.

1

Inuvo, Inc. Q2 2025 August 7, 2025

The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events, or circumstances after the date hereof that bear upon forward-looking statements.

In addition, today's discussion will include references to non-GAAP measures. The Company believes that such information provides an additional measurement and consistent historical comparison of its performance. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is available in today's news release on our website.

With that, I’ll now turn the call over to CEO Richard Howe.

Richard Howe (CEO) Comments:

Thank you, Katie, and good afternoon, everyone.

For the second quarter of 2025, INUVO delivered robust year-over-year growth, with revenue up 25%. While seasonality and fluctuations in client spend led to an expected sequential decline of 15%, our 5-year compound annual growth rate through Q2 2025 now stands at approximately 24%, reflecting sustained momentum in our business as we approach our goal to break through $100 million in sales this year.

Gross profit, Adjusted EBITDA, Net Income and Free Cash Flow all improved year-over-year, and while Operating Expenses were up because of increased Revenue, they were not up at the same rate as Revenue, highlighting our ongoing focus on cost controls.

2

Inuvo, Inc. Q2 2025 August 7, 2025

Notably, financing and other income improved year-over-year, reflecting favorable external factors and operating cash flow was $144 thousand in the quarter. Wally will discuss our financials in greater detail in a few minutes.

Let me now turn to a discussion about Go-To-Market and Client Activities:

Intentkey self-serve adoption is accelerating, with 18 new deals set up in the quarter and 300% quarter-over-quarter growth. Our managed services pipeline remains healthy, and we are seeing more direct clients interested in leveraging our IntentKey Measurement AI for channel-level performance insights. We signed 4 new managed services deals in the quarter. I’d like to remind shareholders that our self-serve Intentkey product was designed to be a scalable, easy to use and deploy media technology any company of any size can use. It’s also the highest margin product we possess. It does not take many millions of dollars in self-serve revenues to materially improve the Inuvo bottom line.

Within media, there is a market that’s referred to as “curation”. This refers to a process of selecting, organizing and packaging advertising inventory curated to meet the specific needs of these audiences. Inuvo’s AI can curate instantly any audience an advertiser wants to place their Ads against. There is literally no other technology on the planet that is as easy to use, as flexible and performs as well.

 Last Friday for example, we had 12 of our newer self-serve clients continue their campaigns in a single day and while the media spend against these Intentkey AI curated audiences remains modest, the scaling and retention is an indication of a significant opportunity for future growth and margin.

Connected TV (CTV) is an area of rising interest, with more clients including our solutions in their RFPs. CTV remains our highest services margin channel. Feedback from clients continues to validate our privacy-compliant, concept-based targeting as a clear differentiator, with several reporting substantial lifts in conversions and campaign performance.

3

Inuvo, Inc. Q2 2025 August 7, 2025

The Platform product line was defined by substantial volume expansion and disciplined investments in quality throughout the quarter. Although revenue per click declined sequentially due to seasonal and geographic mix, the strategic direction of the market favors higher quality lead generation—a trend that plays directly to INUVO’s strengths and longstanding investments in compliance and quality advertising. As the market increasingly rewards trusted, transparent suppliers, we are exceptionally well-positioned.

Operationally, we made significant enhancements to our Intentkey reporting dashboards which we have now rolled out to most clients, receiving overwhelmingly positive feedback. We have also increased our sales support activity which in turn has driven more local market engagement and in-person meetings, as well as the hiring of our first sales development representative focused on direct client outreach.

Our two largest Intentkey services clients grew both sequentially and year-over-year.

Let me now discuss Product and Technology activities:

Q2 2025 was defined by strong operational growth and deliberate investments in both the quality and scalability of our Platform product line. We experienced over 60% quarter-over-quarter growth in leads delivered to advertisers—an important indicator of both demand and the efficiency of the marketplace we’ve created with this Product.

However, it’s important to note that this impressive growth was managed with a disciplined approach; we deliberately constrained the onboarding of new ad campaigns within the quarter to ensure compliance, safety, and the long-term scalability of our Platform. Our marketplace for this Platform product is most easily characterized by proprietary advertising technology coupled with publishing capabilities.

4

Inuvo, Inc. Q2 2025 August 7, 2025

To support the expansion of the Platform product, we launched more than a dozen new, high-quality websites into the Platform network in the quarter, with a particular focus on vertically oriented content. This represents a 50% increase over Q1 and directly strengthens our ability to attract higher-value advertisers.

Leveraging advanced AI tools, we have also significantly increased the pace, scale and quality of our content creation and deployment within Platforms allowing us to now create original, unique images and explore niche verticals like never before. These investments are deepening both the breadth and depth of our content, further elevating the overall value of our offering to our clients.

Despite these strong operational indicators, we did see a decline in revenue per Ad-click, which we attribute primarily to seasonality and a change in geographic mix, as impressions from developing markets grew strongly within our portfolio. This is a common trend in this industry, and our focus remains on building a high-quality, resilient marketplace that can deliver for advertisers across varying market cycles and geographies.

We are also seeing a notable shift across the broader marketing ecosystem toward higher quality advertising standards. One of our major clients has implemented stricter and more targeted quality enforcement mechanisms, specifically designed to reward high-integrity suppliers in an effort to improve advertiser outcomes by filtering out lower-quality leads.

We have seen this kind of focus in the past, and it has historically favored suppliers like INUVO who are committed to compliance, transparency, and results. As the market raises the bar, we are well ahead of the curve due to two years of investment in a compliance-oriented infrastructure, lead quality monitoring, and a scalable set of technologies.

5

Inuvo, Inc. Q2 2025 August 7, 2025

On the Agencies & Brands Product development front, our team continues to expand and refine the commercial application of our Predictive Media Mix Modeling AI. What previously took significant manual analysis can now be accomplished in a fraction of the time, allowing us to deliver actionable, channel-level performance insights to both agency and direct clients. This is especially valuable to direct clients, who are increasingly leveraging this technology to optimize spend and evaluate true channel effectiveness against actual business goals as opposed to a collection of convoluted marketing metrics.

As discussed earlier, self-serve adoption continues to accelerate because we are providing customers with easy to deploy, low-risk access to our audience modeling capabilities  which in turn is driving strong engagement with our audience discovery and targeting platform. We are actively developing the next generation of our self-serve portal, which will provide clients with an improved set of insights and a more intuitive interface to understand those insights. For those listeners unfamiliar with the Intentkey Product, like other large language based artificial intelligence technologies the Intentkey audience discovery process begins with a simple prompt.

 For our self-serve customers, we’ve now also introduced automated optimizations that have already produced tangible performance improvements. These enhancements are designed to further streamline the client experience and drive higher margins for INUVO.

Finally, we are pursuing new integrations with additional demand side campaign platform providers, a move that will increase our flexibility for managed clients and facilitate future international expansion and product innovation.

Across our product portfolio, the clear differentiator remains IntentKey’s privacy-compliant, large language concept-based targeting. Clients consistently cite this capability as a primary reason for choosing INUVO, with some reporting significant lifts in conversion rates and performance following adoption. The introduction of enhanced client reporting capabilities has further strengthened our value proposition by delivering greater transparency and actionable insights.

6

Inuvo, Inc. Q2 2025 August 7, 2025

In terms of industry validation, it’s worth highlighting a unique perspective that emerged this quarter: we recently tasked several leading AI systems—including Gemini, Grok, and ChatGPT—to independently research and evaluate INUVO’s IntentKey technology against what they considered to be 9 of the world’s top programmatic advertising solutions on the market.

Each AI was asked to assess effectiveness in a forward looking world, taking into account critical privacy trends like cookie deprecation, VPN adoption, and consumer tracking limitations. Across all three AI systems, the result was the same: INUVO’s IntentKey was recognized as the best solution. This was an amazing outcome.

This external, unbiased endorsement by the latest generation of AI underscores the differentiated value our technology provides to clients facing the evolving challenges within digital advertising.

In short, INUVO’s product suite continues to evolve rapidly, supporting both operational scale and the strategic shift toward higher-quality, privacy-first solutions that we believe will define the future of digital advertising.

At this time, I would now like to turn the call over to Wally for a more detailed assessment of our financial performance within the quarter.

Ruiz (CFO) Comments:

 Thank you, Rich. Good afternoon, everyone, and thank you for joining us today.

I'm pleased to share our financial results for the second quarter of 2025, which was marked by strong revenue growth, client expansion, and operational efficiency.

7

Inuvo, Inc. Q2 2025 August 7, 2025

Revenue for the quarter was $22.7 million, representing a 25% increase year-over-year. This growth was primarily driven by sustained demand from our Platform clients, which generated approximately $19.7 million in revenue.

Our two largest Platform partners expanded their engagement: one scaling a successful product launched in 2023 that focused on improved technology, high-quality content, and compliance and the other ramping a new campaign introduced in Q4 of last year.

Revenue from Agencies & Brands totaled approximately $3 million for the quarter. We onboarded 22 new clients in Q2, 18 of whom adopted our self-serve solution. This builds on the 20 new clients we added in Q1. While individually small, these clients represent future growth potential as they scale their advertising budgets.

Cost of revenue increased to $5.6 million, up from $2.9 million in Q2 2024. This was driven by the new campaign with one of our Platform partners. As a reminder, cost of revenue primarily reflects payments to website publishers and app developers who host our ads, as well as media costs for our Agencies & Brands clients.

Gross profit was $17.1 million, an increase of 12% year-over-year. Gross margin declined to 75.4% from 84%, which we anticipated due to the scaling of the new Q4 Platform campaign, which is accounted for in the cost of revenue.

Operating expenses totaled $19.1 million, up 12% year-over-year. The largest driver was an increase in marketing costs aligned with our Platform revenue growth. Compensation expenses increased by $170 thousand, primarily due to accruing incentive expense.

Headcount remained stable at 82 employees at quarter-end, versus 83 a year ago. G&A expenses increased $260 thousand, largely due to the absence of a $255 thousand allowance reversal recorded in Q2 of last year.

8

Inuvo, Inc. Q2 2025 August 7, 2025

Other income was $560 thousand, compared to zero in the same period last year. In June, we received an IRS refund of $606 thousand related to the Employee Retention Credit from Q2 2021. Of that, $525 thousand was recognized as other income, and $81 thousand was recorded as interest income in our financing line.

Net financing expense was $18 thousand, down from $42 thousand a year ago, and includes the $81 thousand in interest income I just mentioned.

Adjusted EBITDA improved to a loss of $629 thousand, compared to a loss of $686 thousand in Q2 2024.

Net loss narrowed to $1.5 million, or $0.10 per share, versus $1.7 million, or $0.12 per share, in the year-ago period.

We ended the quarter with $2.1 million in cash and cash equivalents and no outstanding debt.

In June, we completed a 1-for-10 reverse stock split. This strategic action was intended to improve the marketability of our shares and better position Inuvo to attract institutional investors. Following the reverse split, our outstanding shares totaled 14,473,843 as of June 30.

Now, I’d like to turn the call back to Rich for closing remarks.

Richard Howe (CEO) Closing Comments:

Thanks, Wally.

In summary, Q2 2025 showcased both the resilience and adaptability of our business. Despite the expected seasonality in the quarter, we continued to build on our multi-year trajectory of robust annual growth and operational improvements. Revenue for the first half of the year is roughly $49.5 million, up 40% year-over-year. We are successfully driving adoption of our highest-margin products, expanding our footprint with both agencies and direct clients, and gaining meaningful traction into emerging channels like Connected TV, where our IntentKey solution is increasingly being recognized as a market leader.

9

Inuvo, Inc. Q2 2025 August 7, 2025

Looking ahead, INUVO remains exceptionally well positioned as industry dynamics continue to shift toward privacy-first, high-integrity digital advertising. Our investments in compliance, scalable technology, and predictive analytics are paying off—enabling us to anticipate and meet the evolving needs of our clients while setting a higher bar for the marketplace.

We continue to see strong momentum in our pipeline, and a growing number of new deals—particularly in self-serve—and overwhelmingly positive feedback from clients leveraging our enhanced reporting and AI-driven insights. Our team remains focused on executing our strategic roadmap and delivering best-in-class results for both advertisers and partners.

As always, I want to thank our shareholders, clients, and employees for their ongoing support and commitment. With our technology, team, and strategy, I believe INUVO is uniquely positioned to drive continued growth and to lead our industry through this next phase of transformation.

I will now turn the call over to the operator for questions. Operator?

Richard Howe Final Comments:

I would like to thank everyone who joined us on today’s call. We appreciate your continued interest in our company.

10